CSFB05-9G1AR4 -- 1A5

CREDIT SUISSE FIRST BOSTON
Balance	$1,666,666.00	Delay	24	WAC	5.80000	WAM	358
Coupon	6.00000	Dated	09/01/2005	NET	5.25000	WALA	2
Settle	09/30/2005	First Payment	10/25/2005	Contrib Wac	5.80000

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-00.00	6.126	6.138	6.147	6.159	6.211	6.273	6.309
99-08.00	6.105	6.112	6.117	6.124	6.154	6.190	6.211
99-16.00	6.084	6.086	6.087	6.089	6.098	6.108	6.114
99-24.00	6.063	6.060	6.058	6.055	6.042	6.026	6.017
100-00.00	6.042	6.034	6.028	6.020	5.986	5.945	5.921
100-08.00	6.022	6.008	5.998	5.986	5.930	5.863	5.824
100-16.00	6.001	5.982	5.969	5.952	5.874	5.782	5.729
100-24.00	5.981	5.957	5.939	5.918	5.818	5.701	5.633
101-00.00	5.960	5.931	5.910	5.884	5.763	5.621	5.537
101-08.00	5.940	5.906	5.881	5.850	5.708	5.541	5.442
101-16.00	5.920	5.880	5.852	5.817	5.653	5.460	5.348
101-24.00	5.900	5.855	5.823	5.783	5.598	5.381	5.253
102-00.00	5.880	5.830	5.794	5.750	5.543	5.301	5.159
102-08.00	5.860	5.805	5.765	5.716	5.489	5.222	5.065
102-16.00	5.840	5.780	5.736	5.683	5.434	5.142	4.971
102-24.00	5.820	5.755	5.708	5.650	5.380	5.063	4.878
103-00.00	5.800	5.730	5.679	5.617	5.326	4.985	4.785
103-08.00	5.780	5.705	5.651	5.584	5.272	4.906	4.692
103-16.00	5.761	5.680	5.622	5.551	5.218	4.828	4.599
103-24.00	5.741	5.656	5.594	5.518	5.164	4.750	4.507
104-00.00	5.722	5.631	5.566	5.485	5.111	4.672	4.415
Spread @ Center Price	150	160	163	164	165	149	139
WAL	22.75	15.16	12.29	9.99	5.34	3.48	2.89
Mod Durn	12.14	9.67	8.43	7.29	4.46	3.06	2.59
Principal Window	Aug24 -Jan33	Feb17 -Dec26	Sep14 -Jul23	Feb13 -Jul20	Mar10 -Apr12	Oct08 -Sep09	Apr08 -Dec08
Prepay	100 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA	1000 PSA

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.

CSFB05-9G1AR4 -- 1A5

CREDIT SUISSE FIRST BOSTON
Balance	$1,666,666.00	Delay	24	WAC	5.80000	WAM	358
Coupon	6.00000	Dated	09/01/2005	NET	5.25000	WALA	2
Settle	09/30/2005	First Payment	10/25/2005	Contrib Wac	5.80000

Price	1	2	3	4	5	6	7

Treasury

Mat

6MO

2YR

3YR

5YR

10YR

30YR

Yld

3.773

3.965

3.962

3.994

4.179

4.464

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.